Exhibit 99.2

          GSMS 2003-C1 -- $1.6B CMBS -- note correction on A2A window.

Lead-Mgr & Books: Goldman Sachs

Co-Mgrs:          Bank of America, Bear Stearns, Morgan Stanley, WCC

Class   Amt(MM)        Fitch/S&P  WAL    Prin.Wndw   Sub.Lvl   Aprx$    Px spr
-----  ---------       ---------  ----  -----------  -------   -----  ----------
A1       122.665        AAA/AAA   3.50  04/03-09/07   13.000%  100.0  s+36  SUBJ
A2       172.064*       AAA/AAA   5.70  09/07-08/12   13.000   100.5  s+45  SUBJ
A2A      300.000*       AAA/AAA   4.80  09/07-04/08   13.000   100.5  s+45  SUBJ
A2B      130.000*       AAA/AAA   7.78  04/08-08/12   13.000   100.5  s+47  SUBJ
A3       677.134        AAA/AAA   9.69  08/12-01/13   13.000   100.5  s+50  SUBJ
B         54.383         AA/AA    9.81  01/13-01/13    9.625   100.5  s+61  SUBJ

C         16.113        AA-/AA-   9.81  01/13-01/13    8.625   100.5  s+63  SUBJ
D**       12.085         A+/A+    9.81  01/13-01/13    7.875   100.5  s+65  SUBJ
E**       18.127          A/A     9.81  01/13-01/13    6.750   100.5  s+70  SUBJ

F**       12.085         A-/A-    9.81  01/13-01/13    6.000   100.5  s+77  SUBJ
G**       20.141       BBB+/BBB+  9.81  01/13-01/13    4.750   100.5  s+120 SUBJ
H**       12.085        BBB/BBB   9.81  01/13-01/13    4.000   100.5  s+135 SUBJ
J**       12.085       BBB-/BBB-  9.81  01/13-01/13    3.250    97-   s+185 SUBJ
X1**   1,611.350(ntl)                                                 T+485 SUBJ
X2**   1,562.055(ntl)                                                 T+110 SUBJ

**    Offered privately subject to rule 144a

Expected Deal Timing
--------------------

  Price  - Thurs ~11am
  Settle - Tues 3/18

Disclaimer:

This material has been prepared specifically for you and contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind.